                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Prospectus filed pursuant to Rule 424(b)(5) for Registration Statement No. 333-88694 of Gray Television, Inc. (formerly Gray Communications Systems, Inc.) for the registration of 27,500,000 shares of Common Stock and to the incorporation by reference therein of our reports dated January 29, 2001, with respect to the consolidated financial statements and schedule of Gray Television, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

Atlanta, Georgia
September 26, 2002